EXHIBIT 99.1

Garrett Motion Announces Term Loan and Revolving Credit Facility Refinancing and Extension

PLYMOUTH, Mich. and ROLLE, Switzerland, January 31, 2025 -- Garrett Motion Inc. (Nasdaq: GTX) ("Garrett" or the "Company"), a leading differentiated automotive technology provider, today announced that it has successfully refinanced its existing $692 million term loan, and refinanced and upsized its existing $600 million revolving credit facility to $630 million. Borrowings under each of the new facilities will initially bear interest at the Secured Overnight Financing Rate (SOFR) plus 225 basis points per annum, which represents a 50-basis point reduction from the existing facilities. The new term loan will mature in 2032, effectively extending the maturity of the Company's existing term loan by approximately four years, and the new revolving credit facility will mature in 2030, effectively extending the maturity date of the Company’s existing revolving credit facility by approximately two years.

“We are pleased to have successfully completed this refinancing, which significantly reduces our interest expense and extends our debt maturity profile,” said Garrett President and CEO, Olivier Rabiller. “The strong market demand for our offering reflects confidence in Garrett’s robust credit profile and proven ability to generate industry-leading free cash flow. With this refinancing and our strategic note issuance last May, we have strengthened our financial position, giving us greater flexibility to invest in innovation, expand our portfolio, and deliver long-term value to our shareholders.”

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader serving automotive customers worldwide for nearly 70 years. Known for its global leadership in turbocharging, the company develops transformative technologies for vehicles to become cleaner and more efficient. Its advanced technologies help reduce emissions and reach zero emissions via passenger and commercial vehicle applications – for on and off-highway use. Its portfolio includes turbochargers, electric turbos (E-Turbo) and electric compressors (E-Compressor) for both ICE and hybrid powertrains. In the zero-emissions vehicle category, the company offers fuel cell compressors for hydrogen fuel cell vehicles as well as electric propulsion and thermal management systems for battery electric vehicles. Garrett boasts five R&D centers, 13 manufacturing sites and a team of more than 9000 people located in more than 20 countries. Its mission is to empower the transportation industry to further advance motion through unique, differentiated innovations. For more information, please visit www.garrettmotion.com.

Forward-Looking Statements

This press release and related comments by management include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” and similar expressions. Forward-looking statements represent our current judgment about possible future activities, events, or developments that we anticipate will or may occur in the future, and relate to, among other things, our cost structure and cash generation abilities, and plans and expectations regarding our capital structure and indebtedness. In making these statement, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future performance, events, or results, and actual performance, events, or results may differ materially from those envisaged by our forward-looking statements due to a variety of important factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, including risks related to our ability to continue generating strong cash flows, among others. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statement, except where we are expressly required to do so by law.

Contacts:

INVESTOR RELATIONS

Cyril Grandjean

+1 734 392 55 04

investorrelations@garrettmotion.com

MEDIA

Amanda Jones

+41 79 601 07 87

Amanda.jones@garrettmotion.com